CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






We consent to the use of our report dated February 2, 2006 on the December 31, 2005 financial statements and financial highlights of Tax-Exempt Money Market Fund, Insured Intermediate Tax Exempt Fund, Insured Tax Exempt Fund, Insured Tax Exempt Fund II, Arizona Insured Tax Exempt Fund, California Insured Tax Exempt Fund, Colorado Insured Tax Exempt Fund, Connecticut Insured Tax Exempt Fund, Florida Insured Tax Exempt Fund, Georgia Insured Tax Exempt Fund, Maryland Insured Tax Exempt Fund, Massachusetts Insured Tax Exempt Fund, Michigan Insured Tax Exempt Fund, Minnesota Insured Tax Exempt Fund, Missouri Insured Tax Exempt Fund, New Jersey Insured Tax Exempt Fund, New York Insured Tax Exempt Fund, North Carolina Insured Tax Exempt Fund, Ohio Insured Tax Exempt Fund, Oregon Insured Tax Exempt Fund, Pennsylvania Insured Tax Exempt Fund and Virginia Insured Tax Exempt Fund, each a series of First Investors Tax Exempt Funds (formerly First Investor Tax-Exempt Money Market Fund, Inc.) Such financial statements and financial highlights appear in the 2005 Annual Report and are incorporated by reference in the Post Effective Amendment No. 29 to the Registration Statement on Form N-lA (File Nos. 002-82572 and 811-03690) of First Investors Tax Exempt Funds. We also consent to the references to our Firm in such Registration Statement.

                                       /s/ TAIT, WELLER & BAKER LLP

                                       TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
APRIL 25, 2006